Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 23, 2008, accompanying the consolidated financial statements of Motorsports Authentics, LLC for the years ended November 30, 2007 and 2006, which are included in the Annual Report of Speedway Motorsports, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in this Registration Statement of Speedway Motorsports, Inc. on Form S-8.

/s/ Grant Thornton LLP
Grant Thornton LLP
Charlotte, North Carolina

April 23, 2008